UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2018 (February 8, 2018)

QUINTANA ENERGY SERVICES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38383	82-1221944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 Louisiana Street, Suite 2900

Houston, Texas 77002

(Address of principal executive offices)

(Zip Code)

(832) 518-4094

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On February 8, 2018, Quintana Energy Services Inc., a Delaware corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Piper Jaffray & Co., as representatives of the several underwriters named therein (the “Underwriters”), relating to the offer and sale (the “Offering”) of 9,259,259 shares (the “Firm Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at a price to the public of $10.00 per share ($9.40 per share net of underwriting discounts and commissions). Pursuant to the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase up to an aggregate of 1,388,889 additional shares of Common Stock (the “Option Shares”) if the Underwriters sell more than an aggregate of 9,259,259 shares of Common Stock. The material terms of the Offering are described in the prospectus, dated February 8, 2018, (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on February 12, 2018, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-219837), initially filed by the Company on August 9, 2017 (the “Registration Statement”).

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering closed on February 13, 2018. The Company received proceeds from the Offering of approximately $82.7 million (net of underwriting discounts and commissions and estimated Offering expenses payable by the Company). As described in the Prospectus, the Company will use the net proceeds, along with borrowings under their New Credit Facility (as defined below), (i) to repay outstanding borrowings under the Company’s $110.0 million revolving credit facility subject to a borrowing base (the “Revolving Credit Facility”) between the Company, the lenders party thereto and ZA, N.A. DBA Amegy Bank, as administrative agent, and (ii) to repay $11.2 million outstanding borrowings and a prepayment fee of 3%, or approximately $1.5 million, under the Company’s $40.0 million term loan (the “Term Loan”) between the Company, Archer Holdco LLC (“Archer”), Robertson QES Investment LLC (“Robertson QES”), Geveran Investments Limited (“Geveran”), and Cortland Capital Market Services, LLC as administrative agent.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Relationships

As more fully described under the caption “Underwriting (Conflicts of Interest)” in the Prospectus, affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. are lenders under the Company’s Revolving Credit Facility, and are each expected to receive more than 5% of the net proceeds of the Offering due to the repayment of borrowings thereunder. Accordingly, the Offering was conducted in accordance with Financial Industry Regulatory Authority Rule 5121. This rule requires, among other things, that a qualified independent underwriter has participated in the preparation of, and as exercised the usual standards of “due diligence” in respect to, the registration statement and this prospectus. Tudor, Pickering, Holt & Co. Securities, Inc. agreed to act as qualified independent underwriter for the offering and to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act, specifically those inherent in Section 11 of the Securities Act. Additionally, an affiliate of Barclays Capital Inc. is a lender under our Revolving Credit Facility and will receive a portion of the proceeds from the Offering.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking, commercial banking and other services for Company and its affiliates, for which they received or will receive customary fees and expenses. Furthermore, certain of the Underwriters and their respective affiliates may, from time to time, enter into arms-length transactions with the Company in the ordinary course of their business. In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities or instruments of the Company. The Underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Master Reorganization Agreement

On February 8, 2018, the Company entered into a Master Reorganization Agreement (the “Master Reorganization Agreement”) with, among others, QES Holdco LLC, a Delaware limited liability company (“QES Holdco”), and Quintana Energy Services LP, a Delaware limited partnership (“QES LP”).

Subject to the terms and conditions set forth in the Master Reorganization Agreement, the parties thereto agreed to effect a series of restructuring transactions (the “Reorganization”) in connection with the Offering, consisting of (i) the net exercise of all outstanding warrants held by Archer, Robertson QES and affiliates of Geveran for common units of QES LP; (ii) the Company’s acquisition of all of the outstanding equity of QES Holdco and QES LP, establishing the Company as the holding company for QES Holdco, QES LP and the subsidiaries of QES LP; (iii) the Company’s issuance of shares of Common Stock to the existing investors of QES LP (the “Existing Investors,” which Existing Investors include Archer, Robertson QES and Geveran, each as defined below) in exchange for their respective direct or indirect common units in QES LP, including shares issued pursuant to the net exercise of their warrants (as described below), and their direct or indirect membership interests in QES Holdco; (iv) the consummation of a 31.669363 for 1 reverse stock split of our issued and outstanding common stock (the “Reverse Stock Split”) effective immediately prior to the consummation of this offering and Term Loan Conversion (defined below); and (v) the conversion of approximately $33.6 million of outstanding indebtedness under our Term Loan held by Archer, Robertson QES and Geveran into shares of Common Stock at the initial public offering price (the “Term Loan Conversion”).

The foregoing transactions were undertaken in reliance on an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Master Reorganization Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Equity Rights Agreement

In connection with the closing of the Offering, on February 13, 2018, the Company entered into a second amended and restated equity rights agreement (the “Equity Rights Agreement”) with Quintana Energy Partners—QES Holdings, L.L.C., a Delaware limited liability company (“QES Holdings”), Quintana Energy Fund—TE, LP, a Delaware limited partnership (“TE Fund”), Quintana Energy Fund—FI, LP, a Delaware limited liability company (“FI Fund,” and together with QES Holdings and TE Fund, the “Quintana Funds”), Archer, Geveran and Robertson QES (together with the Quintana Funds, the “Stockholders”). Among other things, the Equity Rights Agreement provides each Stockholder with the right to designate a number of nominees (each such nominee, a “Director”) to the Company’s board of directors (the “Board”) such that:

•	if a Stockholder owns between 10% and 20% of the Company’s fully diluted Common Stock, it can designate up to one Director;

•	if a Stockholder owns between 20% and 50% of the Company’s fully diluted Common Stock, it can designate up to two Directors; and

•	if a Stockholder owns 50% or more of the Company’s fully diluted Common Stock, it can designate a majority of the Board.

Pursuant to the Equity Rights Agreement, the Company and the Stockholders will be required to take all necessary action, to the fullest extent permitted by applicable law (including with respect to any fiduciary duties under Delaware law), to cause the election of the nominees of such Directors. The rights granted to the Stockholders to designate Directors are additive to and not intended to limit in any way the rights that the Stockholders may have to nominate, elect or remove the Company’s directors under the Company’s certificate of incorporation, bylaws or the Delaware General Corporation Law, as amended.

The foregoing description of the Equity Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Rights Agreement, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Registration Rights Agreement

On February 13, 2018, in connection with the closing of the Offering, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Stockholders.

Pursuant to, and subject to the limitations set forth in, the Registration Rights Agreement, at any time after 60 days prior to the expiration of the 180-day lock-up period described in the Prospectus, the Stockholders have the right to require the Company by written notice to prepare and file a registration statement on Form S-1 or any successor form thereto, registering the offer and sale of a number of their shares of Common Stock. In addition, at such time as the Company shall have qualified for the use of a registration statement on Form S-3 (or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act), the Stockholders shall have the right to require the Company by written notice to prepare and file a registration statement on Form S-3 or any successor form thereto, registering the offer and sale of a number of their shares of Common Stock.

In addition, the Stockholders have the right to require the Company, subject to certain limitations set forth therein, to effect a distribution of any or all of their shares of Common Stock by means of an underwritten offering. Further, subject to certain exceptions, if at any time the Company proposes to conduct an underwritten offering, whether or not for its account, then the Company must notify the Stockholders of such proposal reasonably in advance of the commencement of the underwritten offering, to allow them to include a specified number of their shares in that underwritten offering.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration or offering and the Company’s right to delay or withdraw a registration statement under certain circumstances. Subject to certain limitations, the Company will generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement.

The obligation to register shares under the Registration Rights Agreement will terminate as to any Stockholder when the Registrable Securities held by such Stockholder no longer constitute Registrable Securities. Registrable Securities means the Common Stock owned by a Stockholder (or its Affiliates (as defined in the Registration Rights Agreement)) as of February 13, 2018 and other shares of Common Stock otherwise held by a Stockholder (or its Affiliates) from time to time, provided that, such Common Stock shall cease to be Registrable Securities when it (i) has been disposed of pursuant to an effective registration statement, (ii) is sold under circumstances in which all of the applicable conditions of Rule 144 under the Securities Act are met and all restrictive legends have been removed, (iii) represents less than 2% of the aggregate number of shares of Common Stock then issued and outstanding and such Common Stock becomes eligible for immediate sale pursuant to Rule 144 under the Securities Act or (iv) ceases to be outstanding.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 4.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

2018 Long Term Incentive Plan

The description of the Quintana Energy Services Inc. 2018 Long Term Incentive Plan (the “2018 Plan”) provided below under Item 5.02 is incorporated in this Item 1.01 by reference. A copy of the 2018 Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Legacy Plan

The description of the Quintana Energy Services Inc. Amended and Restated Long-Term Incentive Plan (the “Legacy Plan”) provided below under Item 5.02 is incorporated in this Item 1.01 by reference. A copy of the Legacy Plan is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 1.02	Termination of a Material Definitive Agreement

On February 13, 2018, in connection with the Reorganization (including the Term Loan Conversion), the consummation of the Offering (including the use of proceeds as described in “Use of Proceeds” in the Prospectus), and the entry into the Company’s New Credit Facility, the Company terminated the Revolving Credit Facility and the Term Loan. The termination of the Term Loan was subject to a 3% prepayment penalty totaling approximately $1.5 million.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Master Reorganization Agreement

On February 13, 2018, the Company completed the reorganization transactions contemplated by the Master Reorganization Agreement. A description of the Master Reorganization Agreement and the transactions contemplated thereby is provided above under Item 1.01 is incorporated in this Item 2.01 by reference. A copy of the Master Reorganization Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated in this Item 2.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant.

Concurrently with, and conditioned upon, the consummation of the Offering, the Company entered into a new senior secured asset-based revolving credit facility consisting of a maximum of $100.0 million of revolving credit commitments, subject to a borrowing base, with a swing line subfacility with a sublimit of $15.0 million and letter of credit subfacility with a sublimit of $20.0 million (the “New Credit Facility”). The New Credit Facility was entered into by the Company and certain other domestic subsidiaries of the Company (collectively, the “Borrowers”) and is evidenced by a credit agreement dated as of February 13, 2018, with Bank of America, N.A., as administrative agent, and certain other financial institutions party thereto. Pursuant to the New Credit Facility, the Company and the other Borrowers are entitled to borrow (and/or request letters of credit be issued) up to the amount of the borrowing base then in effect. The borrowing base is determined by the sum of a percentage of value of the Borrowers’ billed accounts receivable, unbilled accounts receivable and inventory, subject to customary reserves and eligibility criteria. At no time will the aggregate maximum principal amount of revolving credit loans, swingline loans and the face amount of letters of credit under the New Credit Facility be permitted to exceed the lesser of the then effective borrowing base or $100.0 million, absent the Borrowers obtaining additional commitments from existing or new lenders. The Borrowers are permitted to increase the revolving credit commitments under the New Credit Facility by up to $50.0 million in the aggregate by obtaining revolving credit commitments from existing or new lenders, subject to certain conditions. As of the effective date of the New Credit Facility, the initial borrowing base was approximately $77.6 million and after giving effect to borrowings made on the effective date of the New Credit Facility, availability was approximately $60.8 million.

All of the obligations under the New Credit Facility are guaranteed by each of the Borrowers (as to the obligations of each of the other Borrowers) and by certain of the Borrowers’ domestic restricted subsidiaries and secured by a first priority perfected security interest (subject to permitted liens) in substantially all of the personal property of the Borrowers and such subsidiary guarantors, excluding certain assets.

Loans to the Borrowers under the New Credit Facility may be base rate loans or LIBOR loans. The applicable margin for base rate loans varies from 1.50% to 2.00%, and the applicable margin for LIBOR loans varies from 2.50% to 3.00%, in each case depending on the Borrowers’ average daily usage of the New Credit Facility during the preceding fiscal quarter. The Borrowers are permitted to repay any amounts borrowed prior to the maturity date without any premium or penalty other than customary LIBOR breakage costs.

In addition, a fee of either 0.50% or 0.625% (depending upon usage of the New Credit Facility) per annum is charged on the average daily unused portion of the revolving commitments. Such fee is payable quarterly in arrears.

The New Credit Facility contains various affirmative and negative covenants, including financial reporting requirements and limitations on indebtedness, liens, mergers, consolidations, liquidations and dissolutions, sales of assets, dividends and other restricted payments, investments (including acquisitions) and transactions with affiliates. Certain affirmative covenants, including certain reporting requirements and requirements to establish cash dominion accounts with the agent, are triggered by failing to maintain availability under the New Credit Facility at or above specified thresholds or by the existence of an event of default under the New Credit Facility. Certain baskets and carve-outs from the negative covenants, including as to permit certain restricted payments and investments, are subject to maintaining availability under the New Credit Facility at or above a specified threshold, pro forma testing of a fixed charge coverage ratio and/or the absence of a default or event of default under the New Credit Facility.

The New Credit Facility contains a “springing” minimum fixed charge coverage ratio of 1.0 to 1.0 that is triggered when availability under the New Credit Facility falls below the greater of $9.3 million and 15% of the borrowing base and continuing until, for each of the prior 30 days, availability under the New Credit Facility has been more than the greater of $9.3 million and 15% of the borrowing base.

The New Credit Facility contains events of default customary for facilities of this nature, including, but not limited, to: (i) events of default resulting from the Borrowers’ failure or the failure of any credit party to comply with covenants (including the above-referenced financial covenant during periods in which the financial covenant is tested); (ii) the occurrence of a change of control; (iii) the institution of insolvency or similar proceedings against the Borrowers or any credit party; and (iv) the occurrence of a default under any other material indebtedness the Borrowers or any guarantor may have. Upon the occurrence and during the continuation of an event of default, subject to the terms and conditions of the New Credit Facility, the lenders may declare any outstanding principal balance of our New Credit Facility, together with accrued and unpaid interest, to be immediately due and payable and exercise other remedies, including remedies against the collateral, as more particularly specified in the New Credit Facility.

The foregoing summary of the New Credit Facility is qualified in its entirety by reference to the full text of the New Credit Facility, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 under “Master Reorganization Agreement” is incorporated by reference into this Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders.

The information provided in Item 1.01 hereto under the headings “Equity Rights Agreement” and “Registration Rights Agreement” and in Item 5.03 hereto is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

In connection with the Offering, Rocky L. Duckworth and Dalton Boutté, Jr. were elected and D. Rogers Herndon, Corbin J. Robertson Jr., Dag Skindlo and Gunnar Eliasson were re-elected to our Board effective immediately prior to the effectiveness of our Registration Statement.

Messrs. Duckworth and Boutté will serve as members on the Company’s audit committee, of which Mr. Duckworth will be the chairman. As chairman of the audit committee, Mr. Duckworth will receive an additional annual cash retainer of $15,000. As a member of the audit committee, Mr. Boutté will receive an additional annual cash retainer of $10,000.

Messrs. Duckworth and Boutté will serve as members on the Company’s compensation committee, of which Mr. Boutté will be the chairman. As chairman of the compensation committee, Mr. Boutté will receive an additional annual cash retainer of $10,000. As a member of the compensation committee, Mr. Duckworth will receive an additional annual cash retainer of $5,000.

Further information regarding the compensation that Messrs. Robertson, Skindlo, Eliassen, Duckworth and Boutté will receive is contained in the section of the Prospectus entitled “Executive Compensation and Other Information—Director Compensation” and is incorporated herein by reference.

Except as disclosed in the Registration Statement and the Prospectus, there are no arrangements or understandings between Messrs. Herndon, Robertson, Skindlo, Eliassen, Duckworth and Boutté and any other person pursuant to which he was selected as a director. Messrs. Herndon, Robertson, Skindlo, Eliassen, Duckworth and Boutté have no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

Pursuant to the Equity Rights Agreement described above, Messrs. Skindlo and Eliassen are Archer designees and Mr. Robertson is a Quintana Funds designee. In accordance with the Equity Rights Agreement, the Quintana Funds and Geveran each have the right to designate one additional member of the Board.

Indemnification Agreements

In connection with the Offering, the Company entered into Indemnification Agreements (“Indemnification Agreements”) with each of the executive officers and directors of the Company. These Indemnification Agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to the Company, and to advance certain expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreements, which are attached as Exhibits 10.4 through 10.12 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

2018 Long Term Incentive Plan

Effective February 13, 2018, the Board adopted the 2018 Plan to incentivize employees, officers, directors and other service providers of the Company and its affiliates. The 2018 Plan provides for the grant, from time to time, at the discretion of the Board or a committee thereof, of stock options, stock appreciation rights, restricted stock, restricted stock units, stock awards, dividend equivalents, other stock-based awards, cash awards and substitute awards. Subject to adjustment in the event of certain transactions or changes of capitalization in accordance with the 2018 Plan, 3,300,000 shares of Common Stock have been reserved for issuance pursuant to awards under the 2018 Plan. Common stock subject to an award that expires or is canceled, forfeited, exchanged, settled in cash or otherwise terminated without delivery of shares and shares withheld to pay the exercise price of, or to satisfy the withholding obligations with respect to, an award will again be available for delivery pursuant to other awards under the 2018 Plan. The 2018 Plan will be administered by the Board or a committee thereof.

The foregoing description of the 2018 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2018 Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Legacy Plan

Effective February 13, 2018, the Board assumed the Legacy Plan for employees of the Company and its affiliates who hold outstanding awards of phantom units in QES LP. In connection with the Reorganization described above, the such awards of phantom units were equitably adjusted and converted into rights to receive shares of Common Stock (or, if elected by the Board, cash equal to the fair market value thereof). The converted phantom unit awards are subject to the same vesting conditions applicable to the phantom unit awards immediately prior to the equitable adjustment and conversion. No further awards will be granted under the Legacy Plan.

The foregoing description of the Legacy Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Legacy Plan, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Second Certificate of Amendment to Certificate of Incorporation

Effective February 13, 2018, prior to the closing of the Offering, the Company entered into the Second Amendment to the Certificate of Incorporation of the Company (the “Second Certificate of Amendment”) in order to increase the number of authorized shares of Common Stock in connection with the Reorganization. The Second Certificate of Amendment was filed with the Secretary of State of the State of Delaware on February 12, 2018.

The foregoing description is qualified in its entirety by reference to the full text of the Second Certificate of Amendment which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Amended and Restated Certificate of Incorporation

Effective February 13, 2018, immediately after the effectiveness of the Second Certificate of Amendment and prior to the closing of the Offering, the Company amended and restated its Certificate of Incorporation (as amended and restated, the “Certificate of Incorporation”) to effect the Reverse Stock Split and include certain provisions applicable to public companies, which was filed with the Secretary of State of the State of Delaware on February 12, 2018. A description of the Certificate of Incorporation is contained in the section of the Prospectus entitled “Description of Capital Stock” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Certificate of Incorporation, which is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Amended and Restated Bylaws

Effective February 13, 2018, the Company amended and restated its Bylaws (as amended and restated, the “Bylaws”). A description of the Bylaws is contained in the section of the Prospectus entitled “Description of Capital Stock” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Bylaws, which are attached as Exhibit 3.3 to this Current Report on Form 8-K and are incorporated in this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of February 8, 2018, by and among Quintana Energy Services Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Piper Jaffray & Co., as representatives of the several underwriters named therein

2.1††	Master Reorganization Agreement, dated as of February 8, 2018, by and among Quintana Energy Services Inc., Quintana Energy Services LP, QES Holdco LLC and the other parties named therein

3.1	Second Certificate of Amendment to Certificate of Incorporation of Quintana Energy Services Inc.

3.2	Amended and Restated Certificate of Incorporation of Quintana Energy Services Inc.

3.3	Amended and Restated Bylaws of Quintana Energy Services Inc.

4.1	Second Amended and Restated Equity Rights Agreement, dated February 13, 2018, by and among Quintana Energy Services Inc. and the other parties named therein

4.2	Registration Rights Agreement, dated February 13, 2018, by and among Quintana Energy Services Inc. and the other parties named therein

10.1+	Quintana Energy Services Inc. 2018 Long Term Incentive Plan

10.2+	Quintana Energy Services Inc. Amended and Restated Long-Term Incentive Plan (also referred to as the QES Legacy Long-Term Incentive Plan)

10.3	Loan, Security and Guaranty Agreement, dated February 13, 2018, by and among Quintana Energy Services Inc., Quintana Energy Services LP, the various borrowers thereto, Bank of America, N.A., as agent, joint lead arranger and sole bookrunner, ZB, N.A. DBA Amegy Bank, as joint lead arranger, and Citibank, N.A., as joint lead arranger

10.4+	Indemnification Agreement (D. Rogers Herndon)

10.5+	Indemnification Agreement (Christopher J. Baker)

10.6+	Indemnification Agreement (Keefer M. Lehner)

10.7+	Indemnification Agreement (Max L. Bouthillette)

10.8+	Indemnification Agreement (Dag Skindlo)

10.9+	Indemnification Agreement (Gunnar Eliassen)

10.10+	Indemnification Agreement (Rocky L. Duckworth)

10.11+	Indemnification Agreement (Dalton Boutté, Jr.)

10.12+	Indemnification Agreement (Corbin J. Robertson, Jr.)

+	Constitutes management contracts or compensatory plans or arrangements..
††	Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a supplemental copy of any omitted schedule or similar attachment to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUINTANA ENERGY SERVICES INC.

By:	/s/ D. Rogers Herndon
D. Rogers Herndon
Chief Executive Officer, President and Director

Dated: February 14, 2018